October 29, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Dreyfus Growth and Value Funds, Inc.
     Registration Statement File Nos.:  811-7123; 33-51061

Ladies and Gentlemen:

     Transmitted for filing on behalf of the above-referenced fund (the "Fund") is one copy of an EDGARized version of Post-Effective Amendment No. 26 to the Fund's Registration Statement on form N-1A (the "Amendment"). The Registration Statement has been marked to show changes from Post-Effective Amendment No. 25, which was filed with the Securities and Exchange Commission on August 18, 1999.

      The Fund is filing the Amendment pursuant to paragraph (a)(1) of Rule 485(a) under the Securities Act of 1933, as amended, for the purpose of filing a simplified Prospectus as per the SEC "plain english" inititative. We are requesting that the Fund become effective on January 1, 2000.

                                Very truly yours,


                                Lisa R. Grosswirth



cc:   Stroock & Stroock & Lavan
      Ernst & Young LLP
      Michael A. Rosenberg